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                                                                   EXHIBIT 23(b)

                            INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 27, 1997, appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1997, as amended, relating to the financial statements of Triple A Security Systems, Inc. and our report dated November 21, 1997, appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1997, as amended, relating to the financial statements of The Jupiter Group, Inc.

     We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                   TERRY H. JONES, CPA
                                   /s/ Terry H. Jones, CPA

West Hazelton, Pennsylvania
December 21, 1998